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                                                                    Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

Harry M. Jansen Kraemer, Jr., as Chairman of the Board and Chief Executive Officer of Baxter International Inc. (the "Company"), certifies, pursuant to 18 U.S.C. (S)1350, as adopted pursuant to (S)906 of the Sarbanes-Oxley Act of 2002, that:

            (1) the Annual Report for the Baxter International Inc. and Subsidiaries Incentive Investment Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ Harry M. Jansen Kraemer, Jr.
--------------------------------
Harry M. Jansen Kraemer, Jr.
Chairman of the Board and
Chief Executive Officer

June 27, 2003

This certification accompanies the Report pursuant to (S)906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of (S)18 of the Securities and Exchange Act of 1934, as amended.